Of the 298,315 shares of common stock shown in Column 2 of Table I:

1) 23,275 shares are held directly.

2) 40,000 shares represent the grant of a performance-based restricted stock award that has restrictions that lapse at varying rates based on certain performance-based criteria. The award has an "overdrive" feature that provides that if the Compound Annual Growth Rate ("CAGR") of the Company's core EPS for FY08 through FY10 is in excess of a certain specified percentage the reporting person is entitled to additional shares. The number of shares listed in Column 4 of Table 1 represents the maximum of shares that may be issued pursuant to the award if the CAGR maximum target is met.

3) 5,000 shares represent the remaining portion of a grant of a performance-based restricted stock award that has restrictions that lapse at varying rates based on certain performance-based criteria. The extent and timing of the lapse of restrictions on the shares subject to the award are based on comparisons of the increase in the market price of the Company's stock and the S&P 500 Composite Stock Index (assuming in each case a reinvestment of dividends) during specified two-month periods in each of 2008, 2009 and 2010.

4) 12,740 shares represent the remaining portion of a grant of a restricted stock award that has restrictions that lapse at the rate of 30% of the shares on the 1st anniversary of the date of grant (which date of grant was 10/22/08), and 30% of the shares on the 2nd anniversary of the date of grant, and the remaining 40% of the shares on the 3rd anniversary of the date of grant, provided that in all instances the reporting person is an employee of, or consultant (as defined in the relevant Stock Incentive Plan) to the Company or subsidiary.

5) 36,400 shares represent the grant of a performance-based restricted stock award that has restrictions that lapse at varying rates based on certain performance-based criteria. The award has an "overdrive" feature that provides that if the Compound Annual Growth Rate ("CAGR") of the Company's core EPS for FY09 through FY11 is in excess of a certain specified percentage the reporting person is entitled to additional shares. The number of shares listed in Column 4 of Table 1 represents the maximum of shares that may be issued pursuant to the award if the CAGR maximum target is met.

6) 25,900 shares represent the grant of a performance-based restricted stock award that has restrictions that lapse at varying rates based on certain performance-based criteria. The extent and timing of the lapse of restrictions on the shares subject to the award are based on comparisons of the increase in the market price of the Company's stock and the S&P 500 Composite Stock Index (assuming in each case a reinvestment of dividends) during each of FY09, FY10 and FY11.

7) 35,000 shares represent the grant of a restricted stock award that has restrictions that lapse at the rate of 30% of the shares on the 1st anniversary of the date of grant (which date of grant was 10/22/09), and 30% of the shares on the 2nd anniversary of the date of grant, and the remaining 40% of the shares on the 3rd anniversary of the date of grant, provided that in all instances the reporting person is an employee of, or consultant (as defined in the relevant Stock Incentive Plan) to the Company or subsidiary.

8) 70,000 shares represent the grant of a performance-based restricted stock award that has restrictions that lapse at varying rates based on certain performance-based criteria. The award has an "overdrive" feature that provides that if the Compound Annual Growth Rate ("CAGR") of the Company's core EPS for FY10 through FY12 is in excess of a certain specified percentage the reporting person is entitled to additional shares. The number of shares listed in Column 4 of Table 1 represents the maximum of shares that may be issued pursuant to the award if the CAGR maximum target is met.

9) 50,000 shares represent the grant of a performance-based restricted stock award that has restrictions that lapse at varying rates based on certain performance-based criteria. The extent and timing of the lapse of restrictions on the shares subject to the award are based on comparisons of the increase in the market price of the Company's stock and the S&P 500 Composite Stock Index (assuming in each case a reinvestment of dividends) during each of FY10, FY11 and FY12.